Exhibit 99.1

Slide 1	Good morning.

As you’ve seen on the cover of our annual report, we believe The Timken Company has boundless opportunities in a fast-paced world.

That speed is propelled by customers. For every improvement, every innovation we make, our customers want more.

Slide 2	They continue to move at an ever-faster pace, looking to establish a competitive edge in their markets. For automakers, it’s components that boost fuel efficiency.

Slide 3	For helicopter manufacturers, it’s solutions that improve turnaround time for maintenance. For all our customers, it’s anything that can help lower their costs.

As fast as we move to stay a step ahead, our competitors are doing the same. And these competitors are not just down the block. Or around the country.

Slide 4	They’re all over the world. Which creates a fiercely competitive marketplace — in a global environment.

Slide 5	To thrive in today’s fast-paced world to build a platform for profitable growth that creates value for customers and shareholders alike—we have aligned our strategies around three key themes:
• Customer-driven innovation;
• A focus on performance; and
• An adaptive management capability.

Slide 6	This is what your Timken Company looks like today.
	•	Sales of nearly $4 billion.
	•	Almost 30% of sales are to customers outside the U.S.
	•	We have nearly 26,000 associates and our products are used in literally every country in the world.
	•	We have ten technical centers strategically placed around the globe.
	•	Our manufacturing footprint spans more than 80 Timken plants – in 16 countries.
	•	Our products are sold and distributed through more than 100 global sales offices, design centers and distribution warehouses. We are a much different company than we were a year ago. And the main reason is Torrington. This $840 million acquisition has been the most significant step in our company’s history, instantly increasing our size nearly 50%. We are now in a stronger position to provide integrated modules and advanced solutions around the world.

Slide 7	We are already benefiting from significant cost savings in bringing these two industry leaders together. In 2003, we achieved $28 million in cost savings, mainly by leveraging the purchasing power of our larger company. We are on-track for achieving our cost-savings goal of $80 million by the end of 2005.

Slide 8	You often hear that corporate cultures can either make or break an acquisition. The Timken and Torrington cultures have been in-step since the beginning. We share a similar heritage and brand promise. Both companies have demonstrated traditions of quality and innovation. And both have earned the respect of their customers through a collaborative, customer-centric approach to identifying and implementing solutions.

Slide 9	2003 was a year of remarkable change for Timken.
We introduced new product innovations adding $174 million, in sales, in difficult market conditions.

A few examples:
• The StatusCheck™ wireless condition monitoring system, which moves us into new opportunities beyond the bearing.
• A new line of industrial lubricants which expands our friction-management solutions.
• And on the Automotive side, first application of our sensorized hub technology on a transplant truck in the Nissan Titan.

Slide 10	We expanded, with a 30% growth in sales in China, where we will shortly open our fourth manufacturing facility next month.

China’s growing economy also has resulted in more opportunities for us to import products into that country.

Reinforcing Tim’s comments on the importance of global manufacturing, we imported more than $13 million into China in 2003, compared to the less than $1 million Timken China exported to the U.S.

Slide 11	The grand opening of the Advanced Green Components joint venture in Winchester, Kentucky, allows for significant cost savings with minimal capital investment. By using a cold-forming process to make bearings, we save both material and machining time.

Slide 12	And we ended the year with a debt-to-capital ratio of 40%, which is below the level at the end of 2002...much less our 50% peak just after the Torrington acquisition.

Slide 13	We reported record sales in 2003, up 49%:

If you exclude Torrington, sales still rose 8%, with increases in all three units.

Unfortunately, profits did not respond proportionally. Earnings of $0.67 per share were 23% lower than the previous year, but benefited from the Torrington acquisition, which was accretive to our earnings.

While we were disappointed in this level of performance, the year ended with signs of improvement. We expect much better results for 2004

Slide 14	We have taken action—turning problems into opportunities in 2004.

In 2003, profitability in automotive manufacturing was challenged.

We began to see improved manufacturing productivity in the fourth quarter of the year, and will see a rebound throughout 2004.

In January, we welcomed Jacqui Dedo as Automotive Group president. Jacqui has an impressive track record of achievement in the global automotive industry. And she will drive the strategy for profitable growth in our Automotive business.

Slide 15	In 2003, Industrial markets continued to be sluggish, but we grew sales and improved our margins.

In 2004, we’re seeing signs of a market recovery which will provide a much needed boost to our revenues.

Slide 16	In 2003, steel costs rose significantly:
• scrap more than doubled;
• nickel reached a 14-year high;
• natural gas prices rose 50%.

In late 2003, we implemented a new surcharge mechanism and price increases.

This new mechanism is working and will improve Steel earnings in 2004.

Slide 17	We will announce our first quarter performance on Thursday, which will limit my freedom to discuss it today.

What I can tell you today is that we’re confident that we’re moving in the right direction.

In fact, three weeks ago we raised our earnings outlook for both the first quarter and the full year.
Our revised outlook is based on the fact that the actions we have taken are working — and that we’re seeing an earlier-than-expected recovery in our end markets.
We are well positioned for the upturn—thanks to our rationalization efforts and the Torrington acquisition.

The first quarter has already seen a flurry of activity¼

Slide 18	This month, Timken was named to the Fortune 500. The last time we were included on the list was 1995, when it was comprised of only industrial companies.

Slide 19	In the rail industry, our bearings were selected for Spain’s new Talgo high-speed trains, which are capable of traveling over 200 miles per hour; and we were also for Moscow’s passenger trains.

Slide 20	Our products are also literally out of this world—with application on both of NASA’s Mars Rovers.

Slide 21	Timken has been named the sole supplier of bearings for the Rolls-Royce Model 250 aircraft engines. More than 15,000 of these engines are currently in service around the world.

Slide 22	We also have signed an agreement to supply steel gear blanks for the new 6-speed automatic transmission being developed by General Motors for the Malibu and other GM models.

Slide 23	And online, we’ve extended new product brands to Mexican distributors via the Timken store at PTplace.com

And this is just the first quarter of the year.

But even with all the progress we’re making, our transformation must—continue.

Slide 24	Strong economic performance is how 104-year-old companies earn the right to thrive in their second century.

We must generate funds to invest back into the business in order to serve our customers – and thereby protect the jobs of our associates.

The measure of that ability is earning our cost of capital...and our earnings in 2003 were only half of that level.

Our management team is committed to bringing our earning level above our cost of capital on a regular basis.

That will require continued change; change that is painful at times, but change that is necessary to assure the success of the company.....success that we measure by the value we provide to our shareholders.

Slide 25	And so my message to you this morning is an optimistic one - tempered by the competitive pressures of our global economy.

The opportunities for the new Timken are truly boundless as we continue to create customer value through innovation...and as we create shareholder value by driving a sustainable competitive advantage.

As our products and services move beyond bearings and steel — our playing field just keeps growing.

With applications for:
	•	the automotive industry.
	•	Agriculture.
	•	Construction.
	•	Mining.
	•	Paper.
	•	Power generation.
	•	Aerospace.
	•	Rail.
	•	Medical.

Virtually any industry in which anything moves.

That’s what we mean by boundless opportunities.

Slide 26	And we will succeed in turning those opportunities into profitability by:
	•	Customer-driven innovation;
	•	A focus on performance; and
	•	An adaptive management capability.

Slide 27	Thank you for your confidence and support in 2003. We are determined to make 2004 a better year for customers and shareholders alike. Thank you.

This concludes our annual meeting presentations. We will be happy to take any questions you may have.

Reconciliation of Non-GAAP Measures to GAAP Measures

Set forth below is a reconciliation of certain non-GAAP financial information noted in the preceding presentation.

Debt to total capital ratio equals total debt divided by total debt plus shareholders’ equity.

	December 31,	March 31,	June 30,	September 30,	December 31,
	2002	2003	2003	2003	2003
Short-term debt & commercial paper	111,134	218,632	272,884	240,971	121,194
Long-term debt	350,085	778,066	744,523	698,464	613,446

Total Debt	461,219	996,698	1,017,407	939,435	734,640
SHAREHOLDERS’ EQUITY	609,086	941,342	970,926	961,463	1,089,627
Debt/Capital	43.1%	51.4%	51.2%	49.4%	40.3%